MASTER LICENSE AGREEMENT

THIS MASTER LICENSE AGREEMENT (the "Master Agreement") is made and entered into this 18th day of February 2000 (the "Effective
Date"), by and between DEVNET L.L.C., a Delaware limited liability company ("Licensor") and eSAT, INC., a Nevada corporation
("Licensee").

Licensor is the holder of certain exclusive use and access rights under agreements with each of the owners of the buildings listed on Exhibit A attached hereto and made a part hereof (collectively, the "Buildings") and desires to license to Licensee certain rights to such Buildings as provided in this Master Agreement and the Site License Agreements (as hereinafter defined);

Licensee desires to install satellite and rebroadcast data delivery systems for business continuity, disaster recovery and related backup applications as described more fully on Exhibit B attached hereto and made a part hereof (the "Services") at each of the Buildings and enter into Site License Agreements for such Buildings; and

Licensor and Licensee desire to enter into this Master Agreement to document their agreement with regard to (i) Licensee's payment for the rights granted in this Master Agreement and the Site License Agreements, as hereinafter defined, entered into by the parties for each of the Buildings and (ii) Licensor's provisioning of other activities regarding Licensee's services.

NOW, THEREFORE, in consideration of the promises and of the mutual obligations, agreements, representations and warranties contained herein, Licensor and Licensee agree as follows:

1. TERM.

(a) This Master Agreement and each Site License Agreement shall be effective as of the Effective Date, and, unless extended in accordance with paragraph (b) below, shall terminate on the last day of the month that is five (5) years after the Effective Date (the "Termination Date"). The period from the Effective Date through the Termination Date shall be referred to herein as the "Term."

(b) Licensee may extend the Term of this Master Agreement and each associated Site License Agreement for one (1) additional five (5) year period (the "Renewal Term"). Licensee shall provide notice to Licensor of its intention to renew or not to renew for any of the Buildings at least three (3) months prior to the end of the Term. Except as set forth herein or in any Site License Agreement, the Renewal Term for each Building shall be on the same terms and conditions as set forth in this Master Agreement and the associated Site License Agreement.


2. SITE LICENSE AGREEMENTS.

(a) From time to time during the Term, Licensee shall schedule an appointment to enter upon each of the Buildings, during normal business hours, for the purpose of making visual inspections and conducting engineering site reviews of each of the Buildings and shall have five (5) business days after such scheduled appointment to determine the suitability of such Buildings, for the Services (the "Initial Inspection Period"); provided, however, that during the Initial Inspection Period Licensee shall (i) prior to any entry by Licensee on any such Buildings, give Licensor reasonable prior written notice of the time and place of such entry in order to (x) permit a representative of Licensor to accompany Licensee and (y) obtain Licensor's prior written approval of such entry;
(ii) not interfere with the operations of such Building or any tenant thereof; (iii) restore any damage to such Building or any adjacent property caused by such actions; (iv) indemnify, defend and save Licensor, any such Building owner and, as the case may be, their respective members, partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all claims and/or liabilities which Licensor, such Building owner and their respective members, partners, trustees, shareholders, directors, officers, employees and agents may suffer or be subject by reason of or in any manner relating to such entry and such activities, including, without limitation, any claims by tenants and/or invitees of such Building; (v) not enter into any tenant's leased premises or communicate with any tenant without prior written notice to and approval from Licensor; (vi) prior to any entry by Licensee into any of the Buildings, furnish Licensor for each such Building with a certificate of general liability and property damage insurance maintained by Licensee with single occurrence coverage of at least $1,000,000 (and aggregate coverage of $2,000,000) and naming Licensor and each such Building owner as additional insureds; and (vii) not conduct any marketing whatsoever in any of the Buildings. Prior to the expiration of a Building's Initial Inspection Period, Licensee shall have the right to deliver a written request to Licensor (a "Selected Building Notice") as to each Building (each, a "Selected Building", and collectively, the "Selected Buildings") for which Licensee desires to enter into a Site License Agreement, substantially in the form of Exhibit C attached hereto (each, a "Site License Agreement", and collectively, the "Site License Agreements"). Within thirty (30) calendar days following the receipt of the Selected Building Notice, Licensee shall submit plans outlining its contemplated installations in such selected Building. Promptly following Licensor's approval of such plans for such Selected Building, the parties shall each execute and deliver to the other party a Site License Agreement for such Selected Building(s).
(b) From time to time during the Term, Licensor shall provide to Licensee a list (each, an "Additional Building List", and collectively, the "Additional Building Lists") of the then currently available buildings in Licensor's portfolio (each, an "Additional Building", and collectively, the "Additional Buildings"). So long as (i) Licensee has performed fully, faithfully and in a timely manner all of its obligations under this Master Agreement and all Site License Agreements, (ii) this Master Agreement and all Site License Agreements are in full force and effect and (iii) there shall not then be existing a default beyond all applicable notice and grace periods under this Master Agreement or any Site License Agreement, Licensee shall have the first right to negotiate with regard to providing Services in the Additional Buildings. Within forty-five (45) calendar days after Licensee's receipt of an Additional Building List, Licensee shall schedule an appointment to enter upon the Additional Building(s) listed thereon, during normal business hours, for the purpose of making visual inspections and conducting engineering site reviews of each Additional Building and shall have five (5) business days after such scheduled appointment to determine the suitability of such Additional Building for the Services (the "Additional Building Inspection Period"); provided, however, that during any such additional building inspection period Licensee shall (i) prior to any entry by Licensee on any such Additional Building, give Licensor reasonable prior written notice of the time and place of such entry in order to (x) permit a representative of Licensor to accompany Licensee and (y) obtain Licensor's prior written approval of such entry; (ii) not interfere with the operations of such Additional Building or any tenant thereof;
(iii) restore any damage to such Additional Building or any adjacent property caused by such actions; (iv) indemnify, defend and save Licensor, any such Additional Building owner and, as the case may be, their respective members, partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all claims and/or liabilities which Licensor, any such Additional Building owner and their respective members, partners, trustees, shareholders, directors, officers, employees and agents may suffer or be subject by reason of or in any manner relating to such entry and such activities, including, without limitation, any claims by tenants and/or invitees of such Additional Building; (v) not enter into any tenant's leased premises or communicate with any tenant without prior written notice to and approval from Licensor; (vi) prior to entry by Licensee into any Additional Building, furnish Licensor for each such Additional Building with a certificate of general liability and property damage insurance maintained by Licensee with single occurrence coverage of at least $1,000,000 (and aggregate coverage of $2,000,000) and naming Licensor and each such Additional Building owner as additional insureds; and (vii) not conduct any marketing whatsoever in any of the Additional Building(s). Prior to the expiration of the Additional Building Inspection Period, Licensee shall have the right to deliver a written request to Licensor (an "Additional Selected Building Notice") as to each Additional Building (each, an "Additional Selected Building", and collectively, the "Additional Selected Buildings") for which Licensee desires to enter into a License Agreement. Within thirty
(30) days following the receipt of the Additional Selected Building Notice, Licensee shall submit plans outlining its contemplated installations in such selected Additional Building(s). Promptly following Licensor's approval of such plans for such Additional Selected Building(s), the parties shall each execute and deliver to the other party a Site License Agreement for such Additional Selected Building(s). Notwithstanding anything to the contrary contained in this Section 2(b), Licensee's right to first negotiate with respect to any Additional Building(s) shall expire and be of no further force or effect if Licensee fails to (i) schedule an appointment to enter upon the Additional Building(s) within the forty-five (45) calendar day period described above; (ii) deliver an Additional Selected Building Notice prior to the expiration of the Additional Building Inspection Period; (iii) submit plans outlining its contemplated installations in any selected Additional Building(s) within thirty
(30) calendar days following Licensor's receipt of the Additional Selected Building Notice; or (iv) execute and deliver to Licensor a Site License Agreement for such Additional Selected Building(s)
(c) Each of the Site License Agreements (i) shall be effective upon mutual execution, (ii) shall provide it terminates five (5) years from the date of execution of such Site License Agreement (the "Site License Termination Date" and such five (5) year term, the "Site License Term"), (iii) shall provide that if (A) Licensee has performed fully, faithfully and in a timely manner all of its obligations under such Site License Agreement and this Master Agreement, (B) such Site License Agreement and this Master Agreement are in full force and effect and (C) there shall not then be existing a default beyond all applicable notice and grace periods under such Site License Agreement or this Master Agreement, Licensee shall have the option to extend the initial Site License Term of such Site License Agreement for one (1) additional term of five (5) years (the "Site License Renewal Term"), (iv) shall, with respect to all Site License Agreements entered into prior to the last six (6) months remaining in the Term, be subject to all of the terms and conditions this Master Agreement throughout the entire Site License Term, notwithstanding the expiration of the Term and (v) shall, with respect to all Site License Agreements entered into during the last six (6) months remaining in the Term, be subject to all of the terms and conditions of this Master Agreement throughout the entire Site License Term, notwithstanding the expiration of the Term, except that all provisions of this Master Agreement concerning fees, rent and other payments shall be negotiated on terms mutually agreed upon by both parties prior to the execution of such Site License Agreements.
3. MONTHLY ACCESS FEES

(a) If, at any time during the Term, Licensor determines, in its reasonable discretion, that any installation, equipment or service that Licensee undertakes, installs or provides in any Building violates the definition of Services set forth in Exhibit B or otherwise constitutes primary (as opposed to back-up, duplicative or secondary) installations, equipment or services in relation to other entities providing telecommunication or internet products and services in such Building, Licensee shall immediately become obligated hereunder to pay (in addition to all of Licensee's other obligations hereunder) a "Monthly Access Fee" for each such Selected Building or Additional Selected Building for which a Site License Agreement is executed in an amount equal to the greater of
(i) Two cents ($.02) multiplied by the total number of square feet in each Selected Building or Additional Selected Building, divided by twelve (12), and (ii) One Thousand Dollars ($1000). Such Monthly Access Fee, if any, for each such Selected Building or Additional Selected Building shall be set forth in Section 3 of each Site License Agreement. In the event that a Site License Term does not commence on the first day of a calendar month, the Monthly Access Fee for such Site License Agreement shall be prorated for the first calendar month. Notwithstanding anything set forth above in this Section 3(a), Licensee shall not expand, augment6 or increase the equipment and/or service(s) Licensee installs or provides hereunder beyond the Services described on Exhibit B without the prior written consent of Licensor. In the event that Licensee installs or provides additional equipment and/or service(s) without Licensor's prior written consent, Licensor shall have the right to require Licensee to cease installing or providing any or all unauthorized additional equipment and/or service(s) immediately. In the event that (i) Licensee expands the Services three (3) times (with regard to all Selected Buildings and/or all Additional Selected Buildings taken as a whole) without obtaining the prior written consent of Licensor, or (ii) Licensee fails to cease immediately installing or providing such unauthorized additional equipment or service(s) upon receiving from Licensor notice requiring the same, such occurrences shall be deemed an Event of Default (as defined below) hereunder with regard to each applicable Building.

(b) Licensee hereby acknowledges and agrees that Licensee's obligation, if any, to pay the Monthly Access Fee pursuant to
Section 3(a) above, and the rights, if any, of Licensor to such Monthly Access Fee, shall be absolute, unconditional and irrevocable and shall not be affected by any circumstances of any character, including, without limitation, any set-off, abatement, counterclaim, suspension, recoupment, reductions, rescission, defense (other than the defense that Licensee has fully paid the Monthly Access Fee without any set-off, abatement or other reduction) or other right or claim that Licensee may have against Licensor. Licensee hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Licensor in connection with any of Licensee's obligations hereunder or under any Site License Agreement, any and every right Licensee has to interpose any (i) counterclaim therein (other than compulsory counterclaims) and (ii) have the same consolidated with any other or separate suit, action or proceeding. Notwithstanding anything herein to the contrary, the foregoing provision shall not be construed to (x) prohibit or limit Licensee from instituting a separate action against Licensor with respect to any claim or (y) prohibit or limit Licensee from asserting as a defense to a claim by Licensor the defense that Licensee has fully paid the Monthly Access Fee without any set-off, abatement or other reduction, or
(z) prohibit or limit Licensee's remedies, in any separate action instituted by Licensee against Licensor, including without limitation the remedies (to the extent otherwise available under applicable law) of rescission and recovery of any and all Monthly Access Fees or other payments and any other damages to which Licensee would be entitled under applicable law.

4. VARIABLE RENT.

(a) For each Selected Building or Additional Selected Building for which a Site License Agreement is executed, Licensee shall pay "Variable Rent," which shall be earned monthly and paid to Licensor no later than Sixty (60) days after the end of each calendar month. During each Site License Term, Licensee shall pay Licensor five percent (5%) of "Monthly Qualifying Revenue" (as hereinafter defined) derived by Licensee from such Selected Buildings or Additional Selected Buildings. During each Site License Renewal Term, Licensee shall pay Licensor seven percent (7%) of Monthly Qualifying Revenue derived by Licensee from such Selected Buildings or Additional Selected Buildings.

(b) "Monthly Qualifying Revenue" for each Selected Building or Additional Selected Buildings shall be comprised of all of Licensee's gross revenues from Licensee's customers in such Selected Building or Additional Selected Building (excluding taxes related to any services provided to Licensee's clients in the Building, equipment charges, surcharges, installation fees, operator services, 911/976/900 Directory Assistance charges and bad debt). Licensee will provide Licensor a detailed monthly report of such gross revenue in a form reasonably satisfactory to Licensor, and have an authorized officer of Licensee certify each month that the reported Monthly Qualifying Revenue is accurate. Licensor may engage an independent auditor that is in good standing with, and subject to the peer review and other relevant CPA standards established by the American Institute of Certified Public Accountants to audit records related to the Services and Licensee's calculation of the Monthly Qualifying Revenue. If a discrepancy is discovered, Licensee shall promptly adjust the amount of Variable Rent owed to Licensor and, in the event a discrepancy exceeds five percent (5%) of the amount of Variable Rent owed to Licensor, Licensee shall reimburse Licensor for Licensor's costs associated with such audit. In the event that an overpayment of the amount of Variable Rent owed to Licensor is discovered by such audit, Licensor shall, in Licensor's sole discretion, either (i) credit such overpayment against Licensee's subsequent payment of Variable Rent or (ii) reimburse Licensee for such overpayment in cash or by check.

(c) Licensee hereby acknowledges and agrees that Licensee's obligation to pay the Variable Rent hereunder, and the rights of Licensor to such Variable Rent, shall be absolute, unconditional and irrevocable and shall not be affected by any circumstances of any character, including, without limitation, any set-off, abatement, counterclaim, suspension, recoupment, reductions, rescission, defense (other than the defense that Licensee has fully paid the Variable Rent without any set-off, abatement or other reduction) or other right or claim that Licensee may have against Licensor. Licensee hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Licensor in connection with any of Licensee's obligations hereunder or under any Site License Agreement, any and every right Licensee has to interpose any (i) counterclaim therein (other than compulsory counterclaims) and (ii) have the same consolidated with any other or separate suit, action or proceeding. Notwithstanding anything herein to the contrary, the foregoing provision shall not be construed to (x) prohibit or limit Licensee from instituting a separate action against Licensor with respect to any claim or (y) prohibit or limit Licensee from asserting as a defense to a claim by Licensor the defense that Licensee has fully paid the Variable Rent without any set-off, abatement or other reduction, or (z) prohibit or limit Licensee's remedies, in any separate action instituted by Licensee against Licensor, including without limitation the remedies (to the extent otherwise available under applicable law) of rescission and recovery of any and all Variable Rent or other payments and any other damages to which Licensee would be entitled under applicable law.

5. INDEPENDENT CO-MARKETING SUPPORT.

In accordance with the terms set forth below, Licensor shall assist Licensee in Licensee's marketing activities ("Co-Marketing
Support").  In connection therewith, Licensor shall:

(a) Be available to meet with Licensee on a mutually agreeable schedule to discuss the status of all marketing activities;

(b) At Licensee's request, Licensor will report to Licensee on the status of its Co-Marketing Support activities;

(c) Endorse Licensee's products and services in response to Licensee's reasonable requests;

(d) As reasonably requested by Licensee, provide testimonials in support of Licensee's products and services for use by Licensee in its marketing and promotional materials;

(e) As reasonably requested by Licensee and to the extent possible, support a direct mailing program to tenants for each Selected Building or Additional Selected Building for which a Site License Agreement is executed (using lists developed and updated by Licensor) as developed by Licensee, which will include, but will not necessarily be limited to, coordinating with such Selected Buildings' or Additional Selected Buildings' property managers to include Licensee-provided information in all new tenant information packages;

(f) As reasonably requested by Licensee and to the extent possible, Licensor will provide Licensee with relevant information for use in marketing Licensee's products and services in each Selected Building or Additional Selected Building for which a Site License Agreement is executed, including information obtained from the such Selected Buildings' or Additional Selected Buildings' property managers such as up-to-date tenant information, business names, contact name, and square footage, as well as information about tenant moves, new tenants and tenancy changes;

(g) As reasonably requested by Licensee and to the extent possible, comply with such other reasonable requests of Licensee for marketing support and building access to conduct marketing programs paid for by Licensee, including lobby events and solicitations to the extent reasonably possible; and

(h) When available and in Licensor's sole discretion, offer the tenants in the Selected Buildings' or Additional Selected Buildings' for which a Site License Agreement is executed additional value added tenant services in a manner designed to encourage usage of Licensee's products and services.

6. MOVIE KIOSKS.

(a) In addition to provisions set forth in Section 5 above, Licensor shall assist Licensee in marketing Licensee's Movie Kiosks (as defined below) to Building owners and Additional Building owners. As used in this Master Agreement and/or any Site License Agreement, the term "Movie Kiosk," individually, and "Movie Kiosks," collectively, shall mean a mechanism that manages content and loads a small device with the capacity to hold multiple DVD quality MPEG2 movies as well as advertising, games and special promotional material (each, a "Movie Wallet" and collectively, "Movie Wallets"), allowing consumers to download multiple full-length movies from Movie Wallets for play at home using a docking station. Movie Kiosks shall receive content via Licensee's ChannelCasting distribution using the same equipment provided for the Services described in Exhibit B hereto.

(b) For each Movie Kiosk that Licensee installs at any Building or Additional Building, Licensee shall also pay Licensor Kiosk Fees (as defined below) which shall be earned monthly and paid to Licensor no later than sixty (60) days after the end of each calendar month. For the first five (5) years that Licensee shall have any Movie Kiosks located at any Building or Additional Building (each, an "Initial Kiosk Term"), Licensee shall pay Licensor a "Kiosk Fee" in the amount of five percent (5%) of "Monthly Kiosk Qualifying Revenue" (as hereinafter defined) derived by Licensee from each such Movie Kiosk, located at such Buildings or Additional Buildings. Immediately upon the end of each Initial Kiosk Term, Licensee shall pay Licensor a Kiosk Fee in the amount of seven percent (7%) of Monthly Kiosk Qualifying Revenue derived by Licensee from each such Movie Kiosk located at such Buildings or Additional Buildings.

(c) "Monthly Kiosk Qualifying Revenue" for each Building or Additional Building shall be comprised of all of Licensee's gross revenues from Movie Kiosks in such Building or Additional Building. Licensee will provide Licensor a detailed monthly report of such gross revenue in a form reasonably satisfactory to Licensor, and have an authorized officer of Licensee certify each month that the reported Monthly Kiosk Qualifying Revenue is accurate. Licensor may engage an independent auditor that is in good standing with and subject to the peer review and other relevant CPA standards established by the American Institute of Certified Public Accountants to audit records related to the Movie Kiosks and Licensee's calculation of the Monthly Kiosk Qualifying Revenue. If a discrepancy is discovered, Licensee shall promptly adjust the amount of Kiosk Fees owed to Licensor and, in the event a discrepancy exceeds five percent (5%) of the amount of Kiosk Fees owed to Licensor, Licensee shall reimburse Licensor for Licensor's costs associated with such audit. In the event that an overpayment of the amount of Kiosk Fees owed to Licensor is discovered by such audit, Licensor shall, in Licensor's sole discretion, either (i) credit such overpayment against Licensee's subsequent payment of such Kiosk Fees or (ii) reimburse Licensee for such overpayment in cash or check.

(d) Licensee hereby acknowledges and agrees that Licensee's obligation to pay the Kiosk Fees hereunder, and the rights of Licensor to such Kiosk Fees, shall be absolute, unconditional and irrevocable and shall not be affected by any circumstances of any character, including, without limitation, any set-off, abatement, counterclaim, suspension, recoupment, reductions, rescission, defense (other than the defense that Licensee has fully paid the Kiosk Fees without any set-off, abatement or other reduction) or other right or claim that Licensee may have against Licensor. Licensee hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Licensor in connection with any of Licensee's obligations hereunder or under any Site License Agreement, any and every right Licensee has to interpose any (i) counterclaim therein (other than compulsory counterclaims) and (ii) have the same consolidated with any other or separate suit, action or proceeding. Notwithstanding anything herein to the contrary, the foregoing provision shall not be construed to (x) prohibit or limit Licensee from instituting a separate action against Licensor with respect to any claim or (y) prohibit or limit Licensee from asserting as a defense to a claim by Licensor the defense that Licensee has fully paid the Kiosk Fees without any set-off, abatement or other reduction, or (z) prohibit or limit Licensee's remedies, in any separate action instituted by Licensee against Licensor, including without limitation the remedies (to the extent otherwise available under applicable law) of rescission and recovery of any and all Kiosk Fees or other payments and any other damages to which Licensee would be entitled under applicable law.

7. REPRESENTATIONS AND WARRANTIES; INDEMNITIES.

(a) Licensor hereby represents and warrants to Licensee (a) that Licensor has the requisite power and authority to grant Licensee the rights identified in this Master Agreement and the Site License Agreements as they relate to the Buildings.
(i)
(b) Each party represents and warrants to the other that it has the requisite power and authority to enter into this Master Agreement and the Site License Agreements.

8. MISCELLANEOUS PROVISIONS.

(a) Assignment.	Licensee shall not assign this Master
Agreement or any Site License Agreement or any interest herein or therein or transfer, convey, mortgage, pledge, hypothecate or encumber Licensee's interest hereunder (or any part thereof) or grant any sublease, license, concession or other right to use any portion of any of the Buildings which Licensee is entitled to utilize hereunder or thereunder, without in each instance obtaining the prior written consent of Licensor, such consent not to be unduly delayed or unreasonably withheld. The prohibitions specified in this paragraph shall be construed to include, without limitation, any such prohibited transfer occurring by operation of law. Any attempt by Licensee to accomplish a transfer prohibited by this paragraph without having obtained the prior written consent of Licensor, in its sole discretion, shall be void and of no effect. Notwithstanding the foregoing, Licensee may assign this Master Agreement or any Site License Agreement upon written notice to Licensor, but without Licensor's consent to any entity:
(i) which controls, is controlled by or is under common control with Licensee, (ii) resulting from a merger or consolidation with Licensee, or to any entity which acquires all or substantially all of the assets of Licensee as a going concern, or (iii) that acquires not less that fifty-one percent (51%) of the stock of Licensee or the entities described in clauses (i) and (ii) above. For purposes of this paragraph, "control" means ownership of at least fifty-one percent (51%) of the ownership interest or management control of the applicable entity.

(b) Events of Default by Licensee; Licensor's Remedies.

(i) The following events shall be deemed events of default (each, an "Event of Default" and collectively, "Events of Default")by Licensee under each applicable Site License Agreement and, in the event that any of the following events occurs with respect to the greater of (A) ten percent (10%) of the total aggregate number of Selected Buildings and/or Additional Selected Building and (B) five (5) Selected Buildings and/or Additional Selected Buildings, such events shall also be deemed Events of Default by Licensee under this Master Agreement and all other Site License Agreements:

(1) Licensee shall fail to pay any amounts of money required to be paid by Licensee under this Master License Agreement or any License Agreement, including without limitation, the Monthly
Access Fee, if any, and the Variable Rent within five (5) business days after receiving notice thereof from Licensor; or

(2) Licensee shall fail to comply in any material respect with any provision of this Master Agreement not requiring the payment of money, and such failure shall continue for a period of thirty (30) days after written notice of such default is given to Licensee, provided, however, that if such condition cannot be reasonably be cured within such thirty (30) day period, it instead shall be an Event of Default if Licensee shall fail to commence to cure such condition within such thirty (30) day period and shall thereafter fail to prosecute such case diligently and continuously to completion within ninety (90) days after the date of Licensor's notice of default; or

(3) Licensee shall fail to comply in any material respect with any provision of this Site License Agreement not requiring the payment of money, and such failure shall continue for a period of thirty
(30) days after written notice of such default is given to Licensee, provided, however, that if such condition cannot be reasonably be cured within such thirty (30) day period, it instead shall be an Event of Default if Licensee shall fail to commence to cure such condition within such thirty (30) day period and shall thereafter fail to prosecute such case diligently and continuously to completion within ninety (90) days after the date of Licensor's notice of default; or

(4) (A) Licensee shall fail, on three (3) occasions (with regard to all Selected Buildings and/or all Additional Selected Buildings), to obtain the written consent of Licensor prior to installing or providing any equipment or service(s) other than the Services described on Exhibit B or (B) Licensee shall fail to cease immediately installing or providing any unauthorized additional equipment or service(s) upon receiving from Licensor notice requiring the same; or

(5) Licensee abandons the Equipment Space (as defined in any Site
License Agreement) for any Selected Building or Additional
Selected Building.

(ii) Upon the occurrence of any Event(s) of Default by Licensee as provided in Section 8(b)(i) above, Licensor shall have the option to pursue any one or more of the following remedies without any further notice or demand for possession whatsoever;

(1) terminate the applicable Site License Agreements and, subject to Section 8(b)(i), terminate this Master Agreement and all other Site License Agreements, in which event Licensee shall immediately surrender to Licensor all spaces used by Licensee in the Selected Buildings or Additional Selected Buildings, including, but not limited to, all spaces used by Licensee on an exclusive or non-exclusive basis and all raceways, roof space and set-backs, telephone riser closets, mechanical rooms and other space then being utilized by Licensee in the Selected Buildings or Additional Selected Buildings;

(2) enter upon the Selected Buildings or Additional Selected Buildings and any spaces in the Buildings, including, but not limited to all spaces used by Licensee on an exclusive or non-exclusive basis and all the raceways, roof space or set-backs, telephone riser closets, mechanical rooms and/or other space in the Selected Buildings or Additional Selected Buildings used by Licensee and do whatever Licensee is obligated to do under the terms of this Master Agreement and the Site License Agreements (except that Licensor shall not operate Licensee's equipment or otherwise undertake to perform Licensee's obligations under any agreement between Licensee and any tenant of any Selected Building(s) or Additional Selected Building(s)); and Licensee agrees to reimburse Licensor on demand for any expenses which Licensor may incur in so effecting compliance with Licensee's obligations under this Master Agreement and the Site License Agreements; and

(3) invoke any remedy allowed at law or in equity, including injunctive relief. Mention in this Master Agreement or any of the Site License Agreements of any particular remedy shall not preclude Licensor from any other remedy, in law or in equity.

(a) Nondisturbance.	Licensee may request, upon payment to Licensor
of a administrative fee in the amount of One Thousand Dollars ($1,000), delivery of a nondisturbance and attornment issued by the Building owner or Additional Building owner (the "Nondisturbance"). Licensee agrees that it will act reasonably in its approval process of the Nondisturbance and that the form of nondisturbance and attornment agreement attached hereto as Exhibit
D is acceptable to Licensee. It is expressly understood and agreed to that in the event Licensee does not find the Nondisturbance delivered to Licensee for execution to be acceptable within thirty (30) days of Licensee's receipt of such Nondisturbance (or such later date as the parties shall mutually agree), the Site License Agreement shall have no further effect.
In no event shall either party be liable to the other for payment, performance or otherwise (except for the administrative fee described (a) (a) (a) (a) (a) (a) (a) (a) (a) (a) (a) (i) (i) (i)
(i) (a) (c) above) under a Site License Agreement until such time as it becomes effective as provided in this Section 8(c);
provided, however, that at such time as a Site License Agreement becomes effective as aforesaid, all Monthly Access Fees, if any, and Variable Rent shall be considered as having accrued for the period from and after the Effective Date of such Site License Agreement and, upon such effectiveness of the Site License
Agreement shall be due and payable.

(d) Favorable Terms.	Licensor shall not grant, license,
assign, sublicense or sublease or otherwise confer upon any other party, on material terms more favorable to such other party than as set forth in this Master Agreement, the right to install, maintain or operate any telecommunications equipment or system which is designed to offer or does offer the same or substantially the same services in the Buildings as the Services defined herein.

(e) Binding Effect.	Subject to all other provisions of this Master
Agreement and the Site License Agreements, each of the covenants, conditions and provisions of this Master Agreement shall extend to and shall, as the case may require, bind or inure to the benefit not only of Licensor and of Licensee, but also of their respective heirs, personal representatives, successors or, except as provided herein, assigns.

(f) Relationship of Parties.	Nothing contained in this Master
Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Licensor and Licensee.

(g) Governing Law.	This Master Agreement shall be construed and
enforced in accordance with the laws of the State of New York
(without regard to New York's principles of conflicts of laws).

(h) Counterparts.	This Master Agreement may be executed in
counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single agreement.

(i) Notices.	All notices, demands, statements, designations,
approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally recognized overnight delivery service, or delivered personally (i) to Licensee at the address set forth below, or to such other place as Licensee may from time to time designate in a Notice to Licensor; or (ii) to Licensor at the address set forth below, or to such other firm or to such other place as Licensor may from time to time designate in a Notice to Licensee:

Licensee:	eSAT, Inc.
	16520 Harbor Boulevard, Building G
	Fountain Valley, California 92708
	Attention:	Michael C. Palmer

with a copy to:	Arter & Hadden LLP
	725 South Figueroa Street, 34th Floor
	Los Angeles, California 90017
	Attention: Ronald Warner, Esq.

Licensor:	Devnet L.L.C.
	325 Riverside Avenue
	Westport, CT 06880
	Attention:	Joel R. Wilson

with a copy to:	Dewey Ballantine LLP
	1301 Avenue of the Americas
	New York, New York  10019-6092
	Attention:	Sanford W. Morhouse, Esq.

Any of the foregoing Notice methods will be deemed given (x) on the date it is received, if mailed, (y) on the following business day, if sent by overnight service, or (z) upon the date personal delivery is made.

(j) Confidentiality.	Without the prior written consent of the
other party, neither Licensor nor Licensee shall disclose (i) confidential information obtained in the performance of this Master Agreement or any Site License Agreement including, but not limited to, any reports regarding Monthly Qualifying Revenue or Monthly Kiosk Qualifying Revenue, (ii) the terms and conditions of this Master Agreement or any Site License Agreement, or (iii) the terms and conditions of any of the transactions contemplated by this Master Agreement or any Site License Agreement, to any third party (other than to the owner(s) of the Buildings as may be necessary to perform under this Master Agreement, attorneys representing either of the parties, accountants of either of the parties, or actual or potential lenders, private investors or acquirers of either party, and each of those parties shall be subject to this confidentiality provision).

(k) Interpretation.	The headings of this Master Agreement are for
convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Master Agreement or any provisions hereof. Whenever the context requires, the gender of all words used in this Master Agreement shall include the masculine, feminine or neuter, and the number of words shall include the singular and the plural.

(l) Amendment.	This Master Agreement shall not be modified,
amended or in any way altered except by an instrument in writing signed by both parties.

(m) Severability.	If any one or more of the provisions contained
in this Master Agreement is determined to be illegal, invalid or unenforceable, such determination shall in no way affect the legality, validity or enforceability of any other provision of this Master Agreement, and any such affected provision shall be modified, amended or deleted to the extent possible and permissible to give the fullest effect to the purposes of the parties and to this Master Agreement, and the parties hereby declare that they would have agreed to the remaining parts of this Master Agreement if they had known that such other provisions or portions hereof would be determined to be illegal, invalid or unenforceable.

(n) Press Release.	From time to time during the Term, the parties
will issue mutually approved press releases regarding this transaction. The parties agree that neither party shall use each other's name, trademark or service mark without the other party's prior written consent, and further, Licensee shall not use the name of the owners of the Buildings without the prior written consent of Licensor.

(o) Indemnification.	It is the intent of the parties that each
of Licensor and Licensee shall be responsible for its own activities pursuant to this Master Agreement, including insuring against losses or liability with respect thereto.

(i) Each of Licensor and Licensee (for purposes of this Section 8(o), and as the case may be, the "Indemnifying Party") agrees to indemnify and hold the other (for purposes of this Section 8(o), and as the case may be, the "Indemnified Party") harmless with respect to any claim, suit, complaint, liability, expense, demand, or proceeding ("Claim"), whether or not brought to judgment, arising out of or concerning the negligence or willful misconduct of the Indemnifying Party in the performance or nonperformance of the Indemnifying Party's obligations under this Master Agreement. The term "Claim" shall (i) include liabilities asserted against The Indemnified Party by any third party, regardless of whether such liabilities constitute special, incidental, indirect, consequential or other damages sustained by such third party and
(ii) exclude any special, incidental, indirect or consequential damages sustained by the Indemnified Party itself rather than by a third party.

(ii) The Indemnifying Party shall indemnify and hold the Indemnified Party harmless from any and all liens or claims of lien ("Lien"), valid or not, arising out of the installation, operation, maintenance or removal of any equipment (as defined in any Site License Agreement) and all costs and expenses, including reasonable attorney's fees, resulting from such Lien. Neither Licensor nor Licensee will permit any Liens to be placed on any Building or any part thereof. In the event a Lien is attached to any Building or any portion thereof, the Indemnifying Party shall immediately have such Lien removed of record.

(iii) The Indemnified Party shall have the right, upon giving the Indemnifying Party written notice, to require the Indemnifying Party to defend the Indemnified Party against any such Claim arising under Section 8(n)(i) or Lien arising under Section 8(n)(ii). In such event, the Indemnifying Party shall have the sole discretion to decide upon the defense to the Claim or Lien and with regard to any settlement or other disposition of the matter. In all events, the Indemnifying Party shall pay all costs, including litigation costs, judgments, decrees, or damages awarded or resulting from any such Claim or Lien and settlements thereof, and reasonable attorney's fees.

(iv) Upon notice thereof, the Indemnified Party shall notify the Indemnifying Party of any such Claim or Lien, and shall cooperate with the Indemnifying Party in the defense or settlement of any such Claim or Lien.

(p) Entire Agreement.		This Master Agreement, including any
Site License Agreements, Schedules and Exhibits referred to herein and attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Master Agreement.





[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Master Agreement as of the day and year first above written.
LICENSOR:

DEVNET L.L.C.

By:	FP Enterprises L.L.C., its managing member


By
Name:	Joel R. Wilson
Title:	Chairman and Chief Executive Officer


LICENSEE:

ESAT, INC.


By
Name:	    Michael C. Palmer
Title: 	     Chief Executive Officer

Exhibit A

Buildings
Exhibit A
Buildings


Name
Street Address
City
State
# Bldgs
# Tenant
24th & Highland
47-42-North 24th St
Phoenix
AZ
2
21
Norwest Bldg
302 North First Ave
Phoenix
AZ
1
15
Park One Office Bldg
2111 East Highland Ave
Phoenix
AZ
4
44
Mission Falls Business Park
47323,47333,47339 Warm Ave
Freemont
CA
6
11
330 North Brand
330 North Brand Ave
Glendale
CA
2
34
Livermore Airway Bus Park
2333 Nissen Dr-303-399 Lindberg Dr.
Livermore
CA
2
5
650 Wilshire Blvd
650 Wilshire Blvd
Los Angeles
CA
1
32
911 Wilshire Blvd
911 Wilshire Blvd
Los Angeles
CA
1
38
Wilshire Bundy Plaza
12121 Wilshire Blvd
Los Angeles
CA
1
50
Marina Business Center II
4551 Glencoe Ave
Marina Del Ray
CA
2
42
475 14th Street
475 14th St
Oakland
CA
1
23
Prospect Business Park
10961 Sun Center Drive
Sacramento
CA
2
2
Stevenson Place
71 Stevenson St
San Francisco
CA
1
18
East by Southeast Office Park
1300 South Potomac St
Aurora
CO
4
18
Colorado Center Tower One
2000 South Colorado Blvd
Denver
CO
1
4
Colorado Center Tower Two
2000 South Colorado Blvd
Denver
CO
1
16
Mile High Center
2 United Bank Center
Denver
CO
1
54
Inverness Office Plaza
6 Inverness Drive East
Englewood
CO
3
38
Plaza Colorado
5889 South Greenwood Plaza Blvd
Englewood
CO
1
6
1500 K Street NW
1500 K Street NW
Washington
DC
1
13
Georgetown Center 1
2121 Wisconsin Ave NW
Washington
DC
1
35
Georgetown Center II
2115 Wisconsin Ave NW
Washington
DC
1
4
World Center Bldg
918 16th NW
Washington
DC
1
49
824 Market Street
824 Market Street
Wilmington
DE
1
37
The Plaza (Plaza)
5355 Town Center Rd
Boca Raton
FL
1
28
Towers at Boca Raton Center (Tower)
5200 Town Center Circle
Boca Raton
FL
2
42
Largo Office Bldg
4175 East Bay Drive
Clearwater
FL
1
28
Corp. Park at Cypress Creek
6300 NW 5th Way
Ft. Lauderdale
FL
1
3
Cypress Park West
6700 N. Andrews Ave
Ft. Lauderdale
FL
1
19
Lincoln Piedmont Bldg
3405 Piedmont Rd
Atlanta
GA
1
17
Ceridian Bldg
2828 Paa Street
Honolulu
HI
1
40
200 North LaSalle
200 North LaSalle
Chicago
IL
1
42
311 South Wacker Drive
311 South Wacker Drive
Chicago
IL
1
117
St. Clair
676 St. Clair St.
Chicago
IL
1
57
W. Monroe Street
230 Monroe St.
Chicago
IL
1
63
1603 Orrington
1603 Orrington Ave
Evanston
IL
1
TBD
40 Skokie Blvd
40 Skokie Blvd
Northbrook
IL
1
15
2200-2222 Kensington Crt
2200-2222 Kensington Ct
Oak Brook
IL
2
1
Crossroads Center
3701 Algonguin Rd
Rollingmeadows
IL
1
26
Woodfield Exec. Plza
1051 Perimeter Dr
Schaumberg
IL
1
37
Keystone Crossing
8888 Keystone Crssg Blvd
Indianapolis
IN
5
45
Executive Center I & II
4501 & 4601 College Blvd
Overland Park
KS
2
32
Executive Hills Office Bldg 40
7101 College Blvd
Overland Park
KS
1
40
College Blvd Office Bldg
8001 College Blvd
Overland Park
KS
1
4
107 Audubon Rd
107 Audubon Rd
Wakefield
MA
3
27
Edgewater III
500 Edgewater Drive
Wakefield
MA
1
12
Two Rockledge Ctr
6701 Rockledge Dr
Bethesda
MD
1
1
American Center
2777 Franklin Rd
Southfield
MI
1
50
Oakland Commons (U/D)
20700 Civic Center Drive
Southfield
MI

TBD
Oakland Town Square
One Town Square
Southfield
MI
1
TBD
E.D.S. Bldg
26533 Evergreen Rd
Southfield
MI
1
1
Raleigh Office Center
25300 Telegraph Rd
Southfield
MI
2
27
Travelers Tower
26555 Evergreen Rd
Southfield
MI
1
73
Ameritech Publishing
100 East Big Beaver Rd
Troy
MI
1
18
City Center Bldg
888 West Big Beaver Rd
Troy
MI
1
18
Top of Tory
755 West Big Beaver Rd
Troy
MI
1
51
Troy Officenter
300,320,340 E. Big Beaver Rd
Troy
MI
4
19
Normandale Lake Office Park
8300 Norman Center Drive
Bloomington
MN
3
55
Colonnade Office Tower
5500 Wayzata Blvd
Golden Valley
MN
1
50
Carlson Office Tower
601 Lakeshore Parkway
Minnetonka
MN
1
48
Exec. Hill East Off/Park
1200/1300 E. 104th St
Kansas City
MO
2
8
North Pointe
10220 N. Executive Hills Blvd
Kansas City
MO
5
32
Barrett Woods Corp Center II
13545 Barrett Parkway
St. Louis
MO
2
33
Four Stow Road
4 East Stow Road
Evesham
NJ
1
5
Longpro Greentree Midrise
300 Berwyn Park
Marlton
NJ
1
20
Clark Place
301 East Clark Ave
Las Vegas
NV
1
5
17 State Street
17 State Street
New York
NY
1
60
375 Park Avenue
375 Park Avenue
New York
NY
1
143
Society Bank Bldg
525 Vine Street
Cincinnati
OH
1
31
Ackerman Place
700 Ackerman Rd
Columbus
OH
1
30
Westpointe Business Park
Southside of Robers Rd 3 of I 2
Columbus
OH
6
27
Enterprise Office Plaza
5600 N. May Avenue
Oklahoma City
OK
1
21
One Grand Park
777 NW Grand Blvd
Oklahoma City
OK
1
12
Executive Terrace
455 S. Gulph Rd
King of Prussia
PA
1
14
Airway Office Park
1281 Murfreesboro Rd
Nashville
TN
2
8
First Union Tower
150 Fourth Ave North
Nashville
TN
1
24
Frost Bank Plaza
820 N. Carancahua St
Corpus Christi
TX
1
62
1700 Pacific
1700 Pacific Avenue
Dallas
TX

35
Three Metro Square (was TIAA & 2134)
12000 Ford Rod
Dallas
TX
2
15
950 Echo Lane
950 Echo Lane
Houston
TX
1
14
Ashford VII
900 Thread Needle St
Houston
TX
1
1
Bering Park (2147 & 2462)
One Bering Park
Houston
TX
2
46
INA Office Bldg
1775 St. James Place
Houston
TX
1
10
Corporate Park Place
1333 Corporate Park Dr
Irving
TX
1
31
Towers at Williams Square
5215 North O'Connor Rd
Irving
TX
4
113
600 East Broad Street
600 East Broad Street
Richmond
VA
1
6
Oakhurst Center
14475 NE 24th St
Bellevue
WA
2
9
Ridgewood Corp. Square
120th Avenue NE
Bellevue
WA
7
25
Imperial Square
148th Avenue NE
Redmond
WA
3
4
411 East Wisconsin Center
411 East Wisconsin Center
Milwaukee
WI
1
40
Two Park Plaza
1850 West Park Place
Milwaukee
WI
1
17
150 East 42nd Street
150 East 42nd St.
New York
NY

TBD
650 Madison Avenue
650 Madison Avenue
New York
NY

TBD
100 Broadway
100 Broadway
New York
NY

TBD
200 North Clark St
200 North Clark St
Chicago
IL

TBD



EXHIBIT B

Exhibit B



Description of Services


Unless otherwise agreed to by Licensor in its sole and absolute discretion pursuant to Section 3(a) of this Master Agreement, Licensee shall install satellite technologies solely to provide business continuity, disaster recovery and similar back-up to the primary telecommunication and internet services in the Buildings. Licensee shall connect Licensee's VSAT satellite and rebroadcast equipment in the Buildings through Licensor's telecommunications infrastructure. Unless otherwise agreed to by Licensor in its sole and absolute discretion, Licensee shall deliver the Services under this Master Agreement only in the event of a failure of the primary telecommunication and Internet services in the Buildings.

Upon entering into any agreement with respect to any tenant or any Building, Licensee shall furnish Licensor with proof that all installations, equipment and services provided by Licensee are solely secondary, duplicative or back-up in nature, scope and application, including, without limitation, copies of all such agreements, which shall clearly state that Licensee shall deliver Services only if the primary telecommunication and internet services in the Building fail.

Subject to the terms and conditions of the preceding two paragraphs, the Services that Licensee may provide pursuant to this Master Agreement include, without limitation, the following:


(a) Back-up and recovery service for:

(i) private networking;
(ii) virtual private networking (the point-to-point movement of data within the customer's private or semi-private network);
(iii) internet access;
(iv) video conferencing
(v) streaming and other digital video downloads;
(vi) voice -over internet protocol data services; and
(vii) other internet protocol data services.




Exhibit C

Form of Site License Agreement

eSAT, Inc. SITE LICENSE AGREEMENT

Effective Date:	______________________, 2000
Initial Term:	From the Effective Date to ______________, _____
Licensor:	Devnet L.L.C., a Delaware limited liability company
Licensor's Address for Notice:	325 Riverside Avenue
Westport, CT 06880
Attention:	Joel R. Wilson
	with a copy to:
	Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019-6092
Attention:  Sanford W. Morhouse, Esq.
Licensee:	eSAT, Inc.
Licensee's Address for Notice	16520 Harbor Boulevard, Building G
	Fountain Valley, California
Attention:	Michael Palmer
	with a copy to:
	Arter & Hadden LLP
725 South Figueroa Street, 34th Floor
Los Angeles, California 90017
Attention:	Ronald Warner, Esq.

Building Name (if any):
Building Location:
Roof Space:
Interior Space:
Location of Interior Space:


TERMS AND CONDITIONS

This non-exclusive Site License Agreement (the "Agreement") is effective as of the Effective Date set forth above, and made by and between the Licensor and the Licensee named above. As provided herein, this Agreement is subject to the terms and conditions of the Master License Agreement between Licensor and Licensee dated as of ______________________, 2000 (the "Master
Agreement"), and all such terms of the Master Agreement are hereby incorporated herein and made a part hereof. Notwithstanding the foregoing, if the terms and conditions of the Master Agreement and this Agreement are in conflict, the terms and conditions of this Agreement shall govern. If this Agreement is entered into prior to the last six (6) months remaining in the Term, then this Agreement shall be subject to all of the terms and conditions of the Master Agreement throughout the term of this Agreement as if such terms, provisions and conditions were set forth in full in this Agreement, notwithstanding the expiration of the Term. If this Agreement is entered into during the last six (6) months remaining in the Term, then this Agreement shall be subject to all of the terms and conditions of the Master Agreement throughout the term of this Agreement as if such terms, provisions and conditions were set forth in full in this Agreement notwithstanding the expiration of the Term, except that all fees, rent and other payment provisions set forth in the Master Agreement shall be substituted for the provisions set forth in Section 3 hereof. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Agreement. Subject to and in accordance with the terms hereof, Licensee is permitted to install and operate telecommunications equipment at the Building Location set forth above (the "Building").

Licensee Rights. Subject to the terms hereof, Licensor grants Licensee the right to use the Interior Space and the Roof Space (collectively, the "Equipment Space") in the locations shown in Exhibit A attached hereto, and the non-exclusive right to use the pathways, shafts, risers, raceways, conduits, available telephone closets, telecommunications infrastructure, interior telecommunications wiring and cabling, service areas and utility connections and entries into and through the Building used, owned or under the control of Licensor (collectively, the "Pathways"), in order for Licensee to provide [satellite data delivery services for business continuity, disaster recovery and related applications]. Notwithstanding anything herein to the contrary, Licensee shall not be permitted to provide shared telecommunications services. Subject to the terms hereof, Licensor grants to Licensee this License to install, operate, maintain, repair and replace rooftop [antennae] [satellite dishes] for the purpose of connecting Licensee's equipment as described in Exhibit B (the "Equipment"). Nothing contained in this Agreement shall be construed as granting to Licensee any property or ownership rights in the Building.
Term. This Agreement shall be effective as of [_______________, 2000] (the "Effective Date") and shall terminate on [_______________, ____] (the "Termination Date"). The period from the Effective Date through the Termination Date shall be referred to herein as the "Initial Term". Provided that (i) Licensee has performed fully, faithfully and in a timely manner all of its obligations under this Agreement and the Master Agreement, (ii) this Agreement and the Master Agreement are in full force and effect and (iii) there shall not then be existing a default beyond all applicable notice and grace periods under this Agreement or the Master Agreement, Licensee shall have the option to extend the Initial Term of this Agreement for One (1) additional term of Five
(5) years (the "Renewal Term", and together with the Initial Term, the "Term"). Such option to renew shall be exercisable by written notice to Licensor on or before six (6) months prior to the end of the Initial Term. In addition to all other fees, rent and other payments to be made by Licensee hereunder, upon electing to exercise Licensee's option for the Renewal Term, Licensee shall pay to Licensor a non-refundable review fee of $1000.00. Prior to or at the end of the Term, Licensee shall remove the Equipment and Licensee's other personal property from the Building, and repair all damage caused by such removal at Licensee's sole cost and expense. If Licensee does not do so, Licensor may remove the Equipment at Licensee's cost and dispose of it as Licensor sees fit. Notwithstanding anything in this Agreement to the contrary, Licensee (i) EXPRESSLY ACKNOWLEDGES AND AGREES THAT LICENSEE WILL NOT HAVE ANY RIGHT TO CONTINUED USE OF THE SYSTEM, OR ANY PORTION THEREOF, IN THE BUILDING AFTER THE END OF THE TERM OF THIS AGREEMENT AND (ii) HEREBY WAIVES ANY RIGHTS, OR CLAIMS OF RIGHT, TO CONTINUED USE OF THE SYSTEM, OR ANY PORTION THEREOF, IN THE BUILDING AFTER THE END OF THE TERM OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY RIGHTS, OR CLAIMS OF RIGHT, BASED ON ANY CONTRACTUAL OR OTHER RELATIONSHIP BETWEEN LICENSEE AND ONE OR MORE TENANTS OR OTHER OCCUPANTS OF THE BUILDING.

Rent.
(d) In addition to those terms set forth in the Master Agreement, the "Monthly Access Fee" to be paid by Licensee to Licensor for the Term shall be earned monthly and paid on a monthly basis for the Building as follows:
The greater of (i) One Cent ($.01) per square foot multiplied by the total rentable square footage of the Building, divided by Twelve (12), and (ii) Five Hundred Dollars ($500).
The Monthly Access Fee to be paid by Licensee to Licensor for the Renewal Term shall be earned monthly and paid on a monthly basis for the Building as follows:
The greater of (i) Two Cents ($.02) per square foot multiplied by the total rentable square footage of the Building, divided by Twelve (12), and (ii) One Thousand Dollars ($1000).

In the event that the Term or the Renewal Term does not commence on the first day of a month, the Monthly Access Fee shall be prorated for that month.
(e) In addition to those terms set forth in the Master Agreement, the "Variable Rent" to be paid by Licensee to Licensor for the Term shall be calculated on a monthly basis and paid to Licensor no later than Sixty (60) days after the end of each calendar month for the Building as follows:
Seven percent (7%) of the Monthly Qualifying Revenue for such Building.

(f) Licensee hereby acknowledges and agrees that Licensee's obligation to pay the Monthly Access Fee and the Variable Rent (the "Rent") hereunder, and the rights of Licensor to such Rent shall be absolute, unconditional and irrevocable and shall not be affected by any circumstances of any character, including, without limitation, any set-off, abatement, counterclaim, suspension, recoupment, reductions, rescission, defense or other right or claim that Licensee may have against Licensor. Licensee hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Licensor in connection with any of Licensee's obligations hereunder, any and every right Licensee has to interpose any (i) counterclaim therein (other than compulsory counterclaims) and (ii) have the same consolidated with any other or separate suit, action or proceeding.
Access. With prior written notice to and approval from Licensor, which approval shall not be unreasonably withheld, and in compliance with all Building rules and regulations, Licensee shall have access to the Building, Equipment Space and Pathways Twenty-Four (24) hours a day, Seven (7) days a week, to enable Licensee to install, maintain and repair its Equipment. Any charges that may be applicable for any after-hour access shall be borne by Licensee. Licensor shall provide a mechanism for access to the Building, Equipment Space and Pathways by Licensee in the event of an emergency and during non-business hours.
Use. Subject to the terms hereof, Licensee shall be allowed to use the Equipment Space and the Equipment to provide only the Services listed on Schedule A attached hereto; however, in no event shall Licensee use the Equipment Space and the Equipment or any space in the Building for shared telecommunications services. Licensee shall obtain and maintain all licenses and permits required to install and operate its Equipment, at Licensee's sole expense. Licensee covenants and agrees that Licensee nor any of its employees, agents, licensees or invitees shall use or to permit the use of the Building, Equipment, Equipment Space, Pathways or other space in the Building for any purpose which violates any laws, rules or regulations of any governmental authority having jurisdiction over the Building or which would materially increase the cost of insurance coverage with respect to the Building. No hazardous materials will either be used or stored in or around the Building, Equipment Space or Pathways or other space in the Building by Licensee, or will be used in any of the Equipment installed by Licensee in the Building, Equipment Space or Pathways, provided that batteries used in the ordinary course of Licensee's business will be permitted so long as the use and storage of such batteries shall be in full compliance with all applicable laws and regulations. Nothing herein shall be construed to permit Licensee to use the Equipment Space or Pathways for a purpose not described herein or in this Master Agreement.
Installation. Prior to beginning any work anywhere in the Building, including but not limited to alterations or modifications, Licensee shall, at its sole expense, prepare and deliver to Licensor working drawings, plans and specifications (the "Plans"), detailing the location and size of the Equipment and specifically describing any proposed work. No work shall begin until Licensor shall have approved the Plans, which approval shall not be unreasonably withheld. Licensor shall approve or reject the Plans, in writing, within Twenty (20) days after receipt thereof. Licensee shall perform such construction in a safe and workmanlike manner consistent with generally accepted construction standards. Licensee shall be responsible for the prompt satisfaction, payment, or bonding off of any liens for any provider of work, labor, material or services claiming by, through, or under Licensee and immediately removing such liens from record.
Cable Distribution Management. Notwithstanding anything to the contrary contained herein and subject to compliance with any requirements of a Building owner, Licensor shall have the right from time to time to designate a cable distribution company which will perform all installation, removal and other work in all risers and raceways in the Building or Licensor shall perform such work itself. To the extent that such a cable distribution company is engaged or Licensor elects to provide cable distribution services itself, (i) Licensee's access to risers and raceways for installation and removal of equipment shall be solely through such cable distribution company or Licensor and (ii) Licensee will cooperate with any such cable distribution company or Licensor and will pay directly to such cable distribution company or Licensor any costs of such installation, removal or other work performed pursuant to the Plans which costs shall be within market rates for the regional area in which the Building is located.
Licensee's Conduct. Licensee hereby agrees (a) to maintain the Equipment Space and install and maintain the Equipment in a clean and professional manner in accordance with good industry practices and promptly repair all damage to the Building caused by Licensee or its employees, agents, licensees or invitees; (b) not to disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant's use and enjoyment of its Licensed premises or the common areas of the Building; (c) promptly eliminate any interference with the communications facilities or equipment of such other Building tenants, licensees or occupants as were in operation as of the Effective Date; (d) cooperate with Licensor in the event of any interference of the Equipment with any Building operations or equipment of other Building tenants, licensees or occupants; and (e) to ensure that all agents, representatives, employees, guests and invitees of Licensee entering the Building dress in appropriate professional attire.
Licensee's Equipment. The Equipment, and any other personal property in the Building which belongs to Licensee shall be there at the sole risk of Licensee. Licensor shall not be liable for damage, theft, misappropriation or loss to the Equipment unless caused by the willful or grossly negligent conduct of Licensor or its employees/contractors.
Substitution of Space. At any time hereafter, but no more than Two (2) times during the Term, Licensor may relocate all or part of the Equipment Space to another area in the Building (such relocation herein referred to as the "New Equipment Space") upon Forty Five (45) days prior written notice to Licensee, provided that the New Equipment Space shall be similar to the Equipment Space in area and suitable for the use as provided herein. Licensee shall cooperate with Licensor to facilitate Licensee's move to the New Equipment Space. Licensor shall pay for all of Licensee's reasonable moving costs incurred in connection with the relocation to the New Equipment Space, including the cost of reinstalling the Equipment required by such relocation.
Condition of Equipment Space and Building. Licensor makes no warranty or representation that the Equipment Space, the Building or Pathways are suitable for the use described in this Agreement. Licensee accepts the same "AS IS." Licensor is under no obligation to prepare the Equipment Space, Pathways or the Building for Licensee. If Licensee discovers asbestos or other hazardous materials, Licensee shall stop work, notify Licensor and not resume work until otherwise notified by Licensor. If Licensor chooses not to make the affected area suitable for continued construction, Licensee may terminate this Agreement without penalty within Thirty (30) days after Licensor's decision not to make the affected areas suitable for construction and immediately remove all Equipment and all personalty pursuant to Paragraph 2 hereof.
Interference. Licensee warrants that its Equipment shall not interfere with the Building systems or with the communications facilities of any other user in place as of the date of this Agreement. Licensor agrees to use its best efforts to cause the elimination of any interference with Licensee's signal caused by Licensor or by any subsequent licensee or Licensee of Licensor in or on the Building. Licensor will use reasonable efforts to relocate Licensee in the event that Licensor is unable to cause elimination of interference with Licensee's signal caused by the building owner's subsequent interference.
Indemnification. It is the intent of the parties that Licensee shall be responsible for its own activities pursuant to this Agreement, including insuring against losses or liability with respect thereto.

(g) Licensee agrees to indemnify and hold Licensor harmless with respect to any claim, suit, complaint, liability, expense, demand, or proceeding ("Licensor Claim"), whether or not brought to judgment, arising out of or concerning the negligence or willful misconduct of Licensee in the performance or nonperformance of Licensee's obligations under this Agreement. The term "Licensor Claim" shall (i) include liabilities asserted against Licensor by any third party, regardless of whether such liabilities constitute special, incidental, indirect, consequential or other damages sustained by such third party and (ii) exclude any special, incidental, indirect or consequential damages sustained by Licensor itself rather than by a third party.
(h) Licensee shall indemnify and hold Licensor harmless from any and all liens or claims of lien ("Lien"), valid or not, arising out of the installation, operation, maintenance or removal of the Equipment and all costs and expenses, including reasonable attorney's fees, resulting from such Lien. Licensee will not permit any Liens to be placed on the Equipment Space or Building or any part thereof. In the event a Lien is attached to the Equipment Space or the Building or any portion thereof, Licensee shall immediately have such Lien removed of record.
(i) Licensor shall have the right, upon giving Licensee written notice, to require Licensee to defend Licensor against any such Licensor Claim arising under Paragraph 13(a) or Lien arising under Paragraph 13(b). In such event, Licensee shall have the sole discretion to decide upon the defense to the Licensor Claim or Lien and with regard to any settlement or other disposition of the matter. In all events, Licensee shall pay all costs, including litigation costs, judgments, decrees, or damages awarded or resulting from any such Claim or Lien and settlements thereof, and reasonable attorney's fees.
(j) Upon notice thereof, Licensor shall notify Licensee of any such Licensor Claim or Lien, and shall cooperate with Licensee in the defense or settlement of any such Claim or Lien.
Insurance. Licensee shall obtain and maintain Commercial General Liability and All Risk Liability insurance against claims by employees of Licensee under the applicable workers' compensation act or employers' liability laws, including any employers' disability insurance laws, and from any and all other claims of whatever kind or nature for any and all damage to property or for personal injury, including death to anyone whomsoever, that may arise from operations in connection with the performance of the services in the Building by Licensee or by anyone directly or indirectly engaged or employed by Licensee. Licensee's Commercial General Liability and All Risk Liability Insurance shall be maintained at a minimum combined single limit of One Million Dollars ($1,000,000) and an Umbrella Insurance of Five Million Dollars ($5,000,000). Licensee shall provide Licensor with certificates evidencing the required coverage from an acceptable insurance carrier, naming Licensor and its agents as additional insureds with the provision that the insurer will provide Licensor Thirty (30) days notice prior to terminating any such policy, before Licensee begins any construction work in the Building. Licensor shall maintain such levels of insurance as are customary in the local market for buildings comparable to the Building. Insurance policies of Licensee and Licensor shall each contain waiver of subrogation clauses to the extent permitted by the respective insurance carriers.
Electricity.   Subject to compliance with any requirements of
Building's owner, Licensor or the local utility provider shall furnish the electric energy that Licensee reasonably requires for the Equipment Space. Licensee shall pay on a monthly basis the amount reasonably determined by Licensor and without profit to Licensor for Licensee's electricity consumption.
Condemnation. If all or any portion of the Building is taken by eminent domain so that the Building cannot be reasonably used by Licensee for the purposes for which they are demised pursuant to this agreement, then at the option of either party this Agreement may be terminated effective as of the date of the taking and all Rent reserved hereunder shall be paid to the date of such taking. The entire award for any total or partial taking shall be paid to and retained by Licensor. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Licensor shall have the right to terminate this Agreement upon not less than ninety (90) days' notice prior to the date of termination designated in the notice. No money or other consideration shall be payable by Licensor to Licensee for said termination and the Licensee shall have no right to share in the condemnation award or in any judgement for damages caused by said condemnation or taking proceeding.
Fire and Other Casualty. In the event that the Building is made substantially untenantable by fire or other casualty, including damage or casualties of war, Licensor shall have no obligation to restore or repair the same and either party shall have the right to terminate this Agreement by notice to the other within Ninety
(90) days after the date of such fire or other casualty. Licensee shall have no right to any payments of any insurance proceeds under policies maintained by Licensee until Licensor's interest has been paid in full from such proceeds.
Damages. In no event shall either party be liable for incidental, consequential, indirect, or punitive damages arising from this Agreement or the Master Agreement.
Assignment. The applicable assignment provisions governing this Agreement are as set forth in Section 8(a) of the Master Agreement.
Events of Default by Licensee/Remedies. The following events shall be deemed to be Events of Default by Licensee (each an "Event of Default"):

(k) Licensee shall fail to pay any amounts of money required to be paid by Licensee under this Agreement, including without limitation, the Monthly Access Fee and the Variable Rent within Five (5) business days after receiving notice thereof from Licensor; or
(l) Licensee shall fail to comply in any material respect with any provision of this Agreement not requiring the payment of money, and such failure shall continue for a period of Thirty (30) days after written notice of such default is given to Licensee, provided, however, if such condition cannot be reasonably be cured within such Thirty (30) day period, it instead shall be an Event of Default if Licensee shall fail to commence to cure such condition within such Thirty (30) day period and shall thereafter fail to prosecute such case diligently and continuously to completion within Ninety (90) days after the date of Licensor's notice of default; or
(m) Licensee abandons the Equipment Space (as defined in any Site License Agreement) in the Building.
(i) Upon the occurrence of any Event(s) of Default by Licensee as provided in Paragraphs 20 (a) or 20 (b) above, Licensor shall have the option to pursue any one or more of the following remedies without any further notice or demand for possession whatsoever;
(1) terminate this Agreement, in which event Licensee shall immediately surrender to Licensor all spaces used by Licensee in the Building, including, but not limited to, all raceways, roof space and set-backs, telephone riser closets, mechanical rooms and other space then being utilized by Licensee in the Building;
(2) enter upon the Building and any spaces in the Building, including, but not limited to all spaces used by Licensee on an exclusive or non-exclusive basis and all the raceways, roof space or set-backs, telephone riser closets, mechanical rooms and/or other space in the Building used by Licensee and do whatever Licensee is obligated to do under the terms of this Agreement; and Licensee agrees to reimburse Licensor on demand for any expenses which Licensor may incur in so effecting compliance with Licensee's obligations under this Agreement; and
(3) invoke any remedy allowed at law or in equity, including injunctive relief. Mention in this Agreement of any particular remedy shall not preclude Licensor from any other remedy, in law or in equity.
Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Licensor and Licensee.
Counterparts. This Agreement may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single agreement.
Notices. The applicable notice provisions governing this Agreement are set forth in Section 8(h) of the Master Agreement. Confidentiality. Without the prior written consent of Licensor, Licensee shall not disclose (i) confidential information obtained in the performance of this Agreement (ii) the terms and conditions of this Agreement, or (iii) the terms and conditions of any of the transactions contemplated by this Agreement, to any third party (other than to attorneys representing Licensee, accountants of Licensee, or actual or potential lenders, private investors or acquirors of Licensee, and each of those parties shall be subject to this confidentiality provision).
Interpretation. The headings of this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provisions hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine or neuter, and the number of words shall include the singular and the plural.
Amendment. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both parties.
Severability. If any one or more of the provisions contained in this Agreement is determined to be illegal, invalid or unenforceable, such determination shall in no way affect the legality, validity or enforceability of any other provision of this Agreement; and any such affected provision shall be modified, amended or deleted to the extent possible and permissible to give the fullest effect to the purposes of the parties and to this Agreement, and the parties hereby declare that they would have agreed to the remaining parts of this Agreement if they had known that such other provisions or portions hereof would be determined to be illegal, invalid or unenforceable.
Press Release. From time to time during the Term, the parties will issue mutually approved press releases regarding this transaction. The parties agree that neither party shall use each other's name, trademark or service mark without the other party's prior written consent, and further, Licensee shall not use the name of the owner of the Building without the prior written consent of Licensor.
Brokers/Consultants.   Licensor and Licensee each represent to the
other that there is no broker in this transaction. Each party shall indemnify the other against the claims of any broker. Authority. Each party represents and warrants that it has the full power and authority to execute, deliver and perform under this Agreement.
Jury Trials. Licensor and Licensee hereby waive trial by jury in any action or proceeding brought by either against the other with respect to any matters connected with this Agreement.
Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (without regard to New York's principles of conflicts of laws).
Quiet Enjoyment. Licensor covenants that Licensee, on paying Rent and performing the covenants and conditions in this Agreement contained, shall and may peaceably and quietly have, hold and enjoy the Equipment Space for the Term aforesaid.

LICENSOR:

DEVNET L.L.C.

By:	FP Enterprises L.L.C., its managing member


By
     Name:
     Title:


LICENSEE:

eSAT, INC.


By
     Name:
     Title:



EXHIBIT A

(Location of Equipment Space)



EXHIBIT B

(Equipment)

SCHEDULE A

(Services)


Exhibit C

Form of Nondisturbance

Nondisturbance and Attornment Agreement


Date:	As of _____________


[NAME AND ADDRESS OF LICENSEE]


Re:	"Building":  [NAME AND ADDRESS OF BUILDING]
	"Provider":  [NAME OF LICENSEE]


Ladies and Gentlemen:

The undersigned, as landlord (together with its successors and assigns, "Landlord") has previously entered into a Telecommunications Services Lease Agreement with Devnet L.L.C., as tenant (together with its successors and assigns, "Devnet"), for the premises located in the Building (the "Devnet Lease") In connection with the Devnet Lease, Provider has requested that Landlord acknowledge certain access rights which Devnet has granted to Provider in the Services Agreement between Devnet and Provider attached as Exhibit A hereto (the "Devnet/Provider Agreement"). Subject to satisfaction in full of all of the conditions referred to in this letter agreement, Landlord agrees that, in the event of the termination of the Devnet Lease or the enforcement by Landlord of Landlord's rights against Devnet under the Devnet Lease, for a period ending on the earlier of (i) the expiration date (including renewals and extensions provided for in the Devnet/Provider Agreement) set forth in the attached Devnet/Provider Agreement, and (ii) the expiration date set forth in the Devnet Lease (as such expiration date set forth in the Devnet Lease shall have been renewed or extended by Devnet in accordance with and subject to the provisions of the Devnet Lease), Landlord will recognize, and will not disturb, access for the Provider to the Buildings covered by such Devnet Lease, including, without limitation, Provider's right to use the space set forth in the Devnet Provider Agreement for the installation of the Provider's cable television and telecommunications equipment (the "Equipment Space").

By their execution of this letter agreement, Landlord and Provider agree as follows:

1. Upon termination of the Devnet Lease for the Building, (i) Provider shall attorn to and recognize Landlord as landlord under the Devnet/Provider Agreement; (ii) Landlord shall not be liable for any act or omission or default of Devnet or for the return of any security deposit unless actually received by Landlord and Landlord shall not be subject to any offsets, claims or defenses which Provider might have against Devnet; (iii) Landlord shall have no ongoing responsibilities, duties, liabilities or obligations under the Devnet/Provider Agreement other than the obligation, at no cost or expense to Landlord, to permit access to the Building, subject to the limitations of the Devnet/Provider Agreement, in order to install, operate, maintain, repair and replace such Provider's cable television and telecommunications equipment and in order to use the Equipment Space for Provider's use in installing, operating and maintaining the telecommunications switch portion of the System; (iv) Provider shall remit directly to Landlord all payments provided for in, and shall perform for the benefit of Landlord all other responsibilities, duties, liabilities and obligations under, the Devnet/Provider Agreement, and notwithstanding any provisions of the Devnet/Provider Agreement to the contrary, such payments and performance by such Provider shall not be conditioned in any way upon the performance by Landlord of any ongoing responsibilities, duties, liabilities or obligations except for the permitting of access; (v) the required payments to Landlord described above shall include all access fees, reimbursements and other payments provided for in the Devnet/Provider Agreement, and Landlord shall not be bound by any prepayments of any such amounts for more than the current month or period; (vi_ upon request by Landlord at any time, Provider will confirm in writing to Landlord that such Provider is bound to Landlord in accordance with the foregoing; and (vii) Landlord shall not be liable for the performance of or payment for any restoration work following any damage to or destruction of the Building following any fire or other casualty, unless insurance proceeds actually received by Landlord are sufficient to pay for such work and the Landlord does not elect to terminate the Devnet/Provider Agreement. The provisions described in this paragraph shall be binding on, and shall inure to the benefit of, Provider and Landlord and their respective successors and assigns.

2. Landlord's obligation to recognize, and not disturb, Provider shall be conditioned upon Provider not being in default, beyond any applicable notice or grace period, under the Devnet/Provider
Agreement.

3. Provider's right to access shall at all times be conditioned upon such Provider's complete and timely performance, for the benefit of Landlord, of all of Provider's payment and other obligations under the Devnet/Provider Agreement in accordance with the provisions of Paragraph 1 above.

4. Provider shall retain ownership of all readily removable components of the telecommunications system installed by Provider in the Building, including, without limitation, the telecommunications switch and all ancillary hardware and software, any stand-alone HVAC system installed by Provider, power supplies, rectifiers, fire suppressant system and telephone equipment on lease to tenants or held in Provider's inventory (hereinafter "Readily Removable System Equipment"). Provider shall remove such Readily Removable System Equipment upon the termination of the Devnet/Provider Agreement, and repair any damage caused by such removal.

5. Landlord has not, as of the date of this letter agreement, sent any written notices of default to Devnet in connection with the Devnet Lease.

6. Any and all prior agreements between Landlord and Provider with respect to the Building are hereby terminated effective as of the date hereof.

7. The election by Landlord's mortgagee, if any, not to accept attornment from provider shall not be a breach by Landlord under this letter agreement.

8. This letter agreement shall not relate to any modification of the Devnet/Provider Agreement after the date hereof.

9. The Devnet/Provider Agreement and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Provider in and to the Building or any portion thereof are and shall be subject and subordinate to the Devnet Lease (and to all agreements and interests to which the Devnet Lease is subject and subordinate) and to all of the terms and conditions contained therein, and to any and all renewals, modifications, replacements, consolidations and extensions thereof and to the rights of Landlord thereunder, all without regard to the order of execution and delivery of the Devnet Lease (or such other agreements or the creation of such other interests) and the Devnet/Provider Agreement.

10. Landlord and Provider agree that this letter agreement shall bind and inure to the benefit of Landlord and Provider and their respective successors and assigns.

Very truly yours,

[NAME OF LANDLORD]


By: _______________________
Name:
Title:


Terms agreed to and accepted this
____ day of __________, ______.

[NAME OF PROVIDER]


By: _______________________
Name:
Title:

5



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